UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

MCTC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-146404	99-0539775
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1910 NW 19th Suite 302
Ft. Lauderdale, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 551-7701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On May 25, 2019, Lauderdale Holdings, LLC, a Florida limited liability company, in which Company Chief Executive Officer, Garry McHenry maintains a controlling interest, sold 130,000,000 common shares of MCTC Holdings, Inc., a Delaware corporation (the “Company”) representing approximately 70.7% of the Company’s 183,869,600 issued and outstanding shares to Messrs. Robert Hymers, Edward Manolos and Dan Nguyen, all of whom were previously unaffiliated parties to the Company. Each purchased 43,333,333 common shares for $108,333.33 each or an aggregate of $325,000, utilizing personal funds. This series of transactions constitute a change in control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Article II, Section 11, Article III, Sections 3 and 4(g) and Article IV of the Bylaws of the Company (the “Bylaws”), pursuant to a written action of a majority of the holders of the common shares of the Company, there was a change in the management of the Company, where by the member of the board of directors was replaced and three additional directors were appointed to fill vacancies and the newly constituted board of directors appointed one of the directors to serve in all statutorily required officers’ positions.

This action in writing consisted of the following actions:

1)

The sole director, Mr. Garry McHenry, who held the positions of President, Chief Executive Officer, Chief Financial Officer and Director, resigned from the board of directors. There were no disagreements with Mr. McHenry causing this action.

2)	Arman Tabatabaei. - Mr. Arman Tabatabaei (Age 37), was appointed to the board of directors and named as Chairman and CEO. Mr. Tabatabaei is a founder and Chairman of Cannabis Global, Inc. Mr. Tabatabaei has served as president of Pacific Pro Financial Services, Inc. for the last 5 years. Pacific Pro is a company that provides commercial and private lending services. With over 15 years of management and operations experience, he has earned a strong reputation for a numbers-based analytical approach to the management of organizations. An expert at data collection and analysis relative to resource management, risk forecasting and profit and loss management, he has made significant progress in revamping operations of several companies over the past five years. Most recently, Mr. Tabatabaei has consulted with Cannabis Strategic Ventures (OTCQB:NUGS) on various growth initiatives relative to both cannabis cultivation and the organization of new hemp-related retail operations. At Sugarmade, Inc., (OTCQB:SGMD) he has been instrumental in revamping various operations relative to the Company’s hydroponic growth supplies initiatives.

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3)	Robert Hymers. - Mr. Robert Hymers (Age 35), was elected to the board of directors. Mr. Hymers is a founder and Director of Cannabis Global. Inc. He has significant experience in the cannabis sector and as a financial executive and consultant. Mr. Hymers is the Managing Partner of Pinnacle Tax Services for the previous five years in Los Angeles and was previously Chief Financial Officer and Director of Marijuana Company of America, Inc. (OTC: MCOA) where he has served for the several years as well. He currently serves as a member of the Strategic Advisory Board at MassRoots, Inc., as a consultant for Cannabis Strategic Ventures, Inc. (OTC: NUGS) and Sugarmade Inc. (OTC: SGMD), with significant experience in matters concerning tax accounting, auditing, SEC reporting, mergers and acquisitions, and corporate finance. Mr. Hymers holds a Masters of Science in Taxation and a Bachelor’s of Science in Accountancy, in addition to a CPA license. Robert also has specific tax audit experience by way of employment at Ernst & Young (E&Y) where he worked in the firm’s core assurance practice performing audits of publicly and privately held companies, specifically in the real estate industry. Mr. Hymers subsequently transferred to the E&Y's tax practice, where he specialized in providing tax services to clients in the real estate industry. Mr. Hymers specializes in partnership taxation. In addition, He has a broad range of experience, including ASC 740 tax provision audits, FIN 48 compliance, REIT compliance, preparation of 1120, 1065, and 1120S returns, multi-state tax compliance and international tax consulting. He was also a member of E&Y’s National Tax Group (FSO) for several years, which services private equity firms, hedge funds and banks. Previously he was also the VP of Finance and Accounting of Everlert's wholly owned subsidiary, Totalpost Services, Inc., located in Monrovia, California and was CFO of Global Hemp Group, Inc. (OTCQB: GBHPF).

4)	Edward Manolos. - Mr. Edward Manolos (Age 45), was elected to the board of directors. Mr. Manolos is one of the founders and Directors of Cannabis Global, Inc. and is an accomplished pioneer in California’s Medical Marijuana industry. In 2004, he opened the very first Medical Marijuana Dispensary in Los Angeles County under the name CMCA. He has managed and operated over thirty-five dispensaries from Los Angeles to San Jose including twenty in Los Angeles Pre-ICO/Proposition D. He is also credited with starting Los Angeles’ first Medical Marijuana farmers market referred to as “The California Heritage Farmer’s Market,” which attracted local and international media attention and was the first of its kind. He is currently a member of the board of directors of Marijuana Company of America (OTCQB: MCOA). In 2016, Mr. Manolos was appointed to the advisory board of Marijuana Company of America and Cannabis Strategic Ventures (OTCQB: NUGS) and was tasked with identifying and structuring strategic partnerships and driving product development.

5)	Dan Nguyen. - Dan Nguyen (Age 45), was elected as a director of the Company. Mr. Nguyen has been employed for the last 5 years with Thermalfishsher Scintefic, Inc. as an equipment product specialist.

6)	Mr. Arman Tabatabaei was appointed by the board of directors as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Tabatabaei is qualified to serve in these positions as a result of his extensive business experience and education and his additional experiences, as outlined above.

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Item 7.01 Regulation FD Disclosure

The Company makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure. The disclosures below are intended to furnish and disclose material, financial and other current information and to facilitate disclosure of information to investors.

The new board of directors and the new CEO of the Company (and he, in his role as the sole officer) plan to enter the legal hemp and medical marijuana markets over the coming weeks.

The Company is in the formative stages of developing a direct industrial hemp cultivation operation, a program to manage the cultivation of industrial hemp and a program to manufacture and market various types of hemp infused edibles and other products. The Company plans to strictly adhere to all rules and regulations of the 2018 Farm Bill and to strictly adhere to all state and local laws and regulations.

FORWARD-LOOKING STATEMENTS: This filing contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. At this time there are no assurances the Company’s acquisition efforts will be successful.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCTC HOLDINGS, INC.
June 19, 2019
	By:	/s/ Arman Tabatabaei
Name: Arman Tabatabaei
Title: Chief Executive Officer

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